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                                                                    EXHIBIT 10.5



                            DATED 30th December 1998



                                SOFTWARE LICENCE



                          MATCH HEALTH CARE        (1)
                          SERVICES LIMITED



                          MPOWER SOLUTIONS INC     (2)












                                 LAWRENCE GRAHAM
                                   190 Strand
                                 London WC2R 11N
                               Tel: 0171-379 0000
                               Fax: 0171 379 6854

                                 Ref: 0847658.01

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THIS AGREEMENT is made the 30th day of December 1998

BETWEEN:-

(1) MATCH HEALTHCARE SERVICES LIMITED whose registered office is at Jessica House, Red Lion Square, 191 Wandsworth High Street, London, SW18 4LS (the "Licensor"); and

(2) MPOWER SOLUTIONS INC, with its principal offices at 6400 South Fiddlers Green Circle, Suite 540, Englewood, Colorado 80111 (the "Licensee")

WHEREAS:-

(A) The Licensor is the owner of a computer software product known as Matchnet further details of which are set out in Schedule 1 (the "Software").

(B) The Licensee wishes to acquire from the Licensor a licence to use modify and sublicense the use of the Software in the Territory (as defined in Schedule 3) and the Licensor is willing to grant such an agreement on the terms of this agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.      GRANT OF LICENCE

1.1 In consideration of the payments to be made by the Licensor pursuant to Clause 3 the Licensor hereby grants to the Licensee and the Licensee hereby accepts the following exclusive licences in respect of the healthcare market in the Territory (save as provided below) and non-exclusive licences in respect of the non healthcare market in the Territory each of which licences shall be non-transferable (the "Licenses"):

        1.1.1 a licence to use alter amend upgrade translate modify and enhance the Software to integrate the Software with the Licensee's software products;

        1.1.2 a licence to market distribute and grant a sub-licence of the use (but not to modify or further sub-licence the Software) of the Software.

Provided that such exclusivity will forthwith cease and such licences shall become non-exclusive on the expiry of 18 months from the Commencement Date if the sales targets set out at Clause 5.1.1 are not achieved and where such sales targets are achieved but the sales targets set out in Clause 5.1.2 are not achieved then the



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exclusivity shall terminate at the end of 30 months from the Commencement Date.
Notwithstanding the above the exclusivity shall in any event forthwith terminate on the expiry of 10 years from the Commencement Date.

1.2 The Licensor shall promptly following the signature of this Agreement furnish the Licensee with one reproducible copy of the Software together with its current (as at the date hereof) user manual written operating instructions therefor.

2.      TERM

        The Agreements shall take effect on the date of the signature by the parties of this Agreement ("the Commencement Date") and shall continue thereafter until or unless terminated by either party pursuant to Clause 11.

3.      LICENCE FEE AND ROYALTIES

3.1 In consideration of the grant of the Licences the Licensee shall pay to the Licensor:

        3.1.1  the sum of US $850,000 (the "Initial Fee") in accordance with
               Schedule 2; and

        3.1.2 a sum equal to 17.5% of all sums received or paid to the Licensee in respect of sales or licences granted by the Licensee of the Software or any products sold or licences granted by the Licensee in each year during the term of this Agreement (including in respect of sales made prior to the termination of this Agreement, and received after the termination of the Agreement) which contain the Software (in whole or in part) ("Relevant Products) such payments shall be made within 90 days of the date of the Licensor's invoice therefor.

3.2 If any deduction or withholding is required by law in respect of any payment due to the Licensor, the Licensee shall pay such additional amounts as may be necessary to ensure that the Licensor receives a net amount equal to the full amount which it would have received had the payment not been subject to the withholding.

4.      TECHNICAL ASSISTANCE

4.1 From the Commencement Date until the Licensee's first installation of the Software with an end user the Licensor shall provide the Licensee with all reasonable and necessary technical support (excluding developmental programming) in connection with the operation of the Software to facilitate the handover of an operational product ("the Assistance") and shall during the 6



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        months following the signature of the Licensor's first licence of the
        Software provide to the Licensee Assistance in connection with the operation of the Software up to a maximum of 10 man days per month the Assistance to be provided pursuant to this Clause 4.1 shall be free of charge.

4.2 The Assistance to be provided pursuant to Clause 4.1 shall wherever possible be provided remotely by or on behalf of the Licensor provided that if in the reasonable opinion of the Licensor it is desirable or at the request of the Licensee the Licensor may provide such assistance at the premises of the Licensee in which case the Licensee shall pay all costs reasonably incurred by the Licensor in respect of travel subsistence and accommodation within 60 days of the date of the Licensor's invoice in respect thereof.

4.3 If the Licensee requests any Assistance in excess of that to be provided pursuant to Clause 4.1 then any such Assistance provided by the Licensor will be at its then prevailing time and materials rates and otherwise on terms to be agreed between the parties.

5.      SALES TARGETS

5.1 The Licensee shall during the term of this Agreement attain the following sales of the Relevant Products:-

        5.1.1 during the first 18 months, from the Commencement Date the Licensee shall achieve no less than $2,000,000 worth of sales of the Relevant Products; thereafter

        5.1.2 the Licensee shall achieve no less than $3,000,000 worth of sales per year of the Relevant Products.

6.      LICENCEES END-USERS

        The Licensee shall ensure that the terms of its sub-licence to its end-users contains a prohibition on granting any further licences or sub licences in respect of the Software and to the maximum extent permitted by applicable law not to modify or reverse engineer the Software and the Licensee undertakes to the Licensor that it will not distribute any copies of the Software (in whole or in part) to any end user prior to receiving its written acceptance of such prohibition.

7.      UNDERTAKINGS BY THE LICENCEE

        The Licensee undertakes and agrees with the Licensor that it will at all times



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        during the continuance in force of this Agreement and where applicable, following termination hereof observe and perform the terms and conditions set out in this Agreement and in particular;

7.1 will use at all times its best endeavours to promote and extend the market for the Software to all potential licensees in the Territory and work diligently to obtain the Sales Targets;

7.2 will at its own expense provide advertising and publicity for the Software;

7.3 will not without the previous consent in writing of the Licensor be concerned or interested either directly or indirectly in the production, importation, sale, licensing or advertisement of any software which is so like or similar to the Software as to be capable of restricting, competing or otherwise interfering with or which might otherwise restrict or interfere with the market for the Software;

7.4 will not incur any liability on behalf of the Licensor or in any way pledge or purport to pledge the Licensor's credit or purport to make any contract binding upon the Licensor;

7.5 will not alter, obscure, remove, conceal or otherwise interfere with any eye-readable or machine-readable marking on the Software which refers to the Licensor as author or developer of the Software or otherwise refers to the Licensor's copyright or other intellectual property rights in the software;

7.6 will permit any duly authorised representative of the Licensor upon reasonable prior notice to enter into any of the Licensees' premises for the purpose of ascertaining that the provisions of this Agreement are being complied with by the Licensee;

7.7 will immediately bring to the attention of the Licensor any improper or wrongful use of the Licensor's trade marks, intellectual or commercial property rights which come to the notice of the Licensee and will in the performance of its duties under this Agreement use every effort to safeguard the property rights and interests of the Licensor and will at the request and cost of the Licensor take all steps required by the Licensor to defend such rights;

7.8 will during the continuance of the Agreement keep full accurate and up-to-date details of the number of sales and the amount of revenue payable and received and outstanding from sales of the Relevant Products and shall on reasonable prior written notice permit an auditor or other independent representative appointed by



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        the Licensor to inspect such records at all reasonable times;

7.9 will on the Licensor's written request, provide to the Licensor a report from the Licensee's external auditors certifying the accuracy of the information submitted by the Licensee pursuant to Clause 7.8 provided that the Licensor shall not request such a report more than once in any period of 6 months during the Term.

7.10 will from time to time on request by the Licensor, supply to the Licensor reports, returns and other information relating to the Agreements; and

7.11 will at all times in good faith and not take any action which will prejudice the prospects of the Licensor in relation to its entitlement in respect of sale or licences of Relevant Products.

8.      LIABILITY

        Except to the extent that statute prevents liability from being lawfully excluded in an Agreement of this nature and between the respective parties hereto, any statement, representation, condition, warranty or other term express or implied, statutory or otherwise, as to the quality, merchantability, suitability or fitness for any particular purpose of the Software is hereby excluded and the Licensor shall not be liable to the Licensee or to any other persons by reason thereof or any duty, statutory or otherwise, for any loss or damage (whether direct indirect or consequential) arising directly or indirectly in connection with the Software or any documentation manual provided by the licensor to the licensee relating thereto.

9.      COPYRIGHT, PATENTS, TRADE MARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

9.1 The Licensee acknowledges that any and all of the copyright trade marks and other intellectual property rights subsisting in or used in connection with the Software including all documentation and manuals relating thereto are and shall remain the property of the Licensor and the Licensee shall not during or at any time after the expiry or termination of this Agreement in any way question or dispute the ownership thereof by the Licensor.

9.2 The Licensee also acknowledges that such copyright trade marks and other rights belonging to the Licensor may only be used by the Licensee with the consent of the Licensor and during this Agreement.

9.3 The Licensee shall not during or after the expiry or termination of this Agreement,



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        without the prior written consent of the Licensor, use or adopt any name, trade name, trading style or commercial designation that includes or is similar to or may be mistaken for the whole or any part of any trade mark trade name, trading style or commercial designation used by the Licensor.

10.     CONFIDENTIALITY

10.1 Except as provided by Clause 10.2 each party shall at all times during the continuance of this Agreement and thereafter:

        10.1.1 use its best endeavours to keep all Restricted Information (which for the purpose of this Agreement means any confidential information which is disclosed by either part to the other pursuant to or in connection with this Agreement (whether orally or in writing and whether or not such information is expressly stated to be confidential or marked as such) of the other party confidential and accordingly not to disclose any of the other party's Restricted Information to any other person; and

        10.1.2 not use any of the other party's Restricted Information for any purpose other than the performance of its obligations under this Agreement.

10.2 Any Restricted Information of each party may be disclosed by the other party (the "Disclosing Party") to:

        10.2.1  any governmental or other authority or regulatory body; and

        10.2.2 any employees of the Disclosing Party or of any of the aforementioned persons;

        to such extent only as is necessary for the purposes contemplated by this Agreement or as is required by law and subject in each case to the Disclosing Party using all reasonable endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure was made.

11.     TERMINATION

11.1 Notwithstanding any provisions herein contained this Agreement may be terminated forthwith by either party by notice in writing from the party not at fault if any of the following events shall occur:-

        11.1.1 if the other party shall at any time be in default under this Agreement



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        and shall fail to remedy such default (if capable of remedy) within thirty (30) days from receipt of notice in writing from the first party specifying such default;

        11.1.2 if the other party shall commit any act of bankruptcy, shall have a receiving order made against it, shall make or negotiate for any composition or arrangement with or assignment for the benefit of its creditors or if the other party being a body corporate, shall present a petition or have a petition presented by a creditor for its winding up or shall enter into any liquidation (other than for the purpose of reconstruction or amalgamation), shall call any meeting of its creditors, shall have a receiver of all or any of its undertakings or assets appointed, shall be deemed by virtue of the relevant statutory provisions under the applicable law to be unable to pay its debts, or shall cease to carry on business;

        may be so terminated by the Licensor if any of the following events shall occur:-

        11.1.3 non-payment of any sum payable under this Agreement to the Licensor by its due date for payment; and

        11.1.4  the Licensee fails to meet the sales targets pursuant to Clause
                5.

11.2 The expiry or termination of this Agreement shall be without prejudice to the rights of the parties accrued up to the date of such expiry or termination.

11.3 Upon the termination of this Agreement the Licensee shall at the request of the Licensor and within 30 days thereof transfer or assign to the Licensor all Licences with its end users relating to the Software.

12.     INTEREST

        The Licensee shall pay to the Licensor interest on any amount payable to the other hereunder which is not paid within 30 days of the day on which it falls due at a rate equal to 2% per annum over LIBOR (which for the purposes of this Agreement shall mean (i) the rate for US dollar deposits for that period which appears on the Telerate page 3750 (or such other page as may replace that page for the purpose of displaying offered rates of lending banks for London inter-bank deposits as aforesaid) at or about 11 am on the first day of that period or (ii) such other rate as may be agreed between the Licensor and the Licensee both before and after judgement until the date of payment.



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13.     WAIVER

        Failure or neglect by the Licensor to enforce at any time any of the provisions hereof shall not be construed nor shall be deemed to be a waiver of the Licensor's rights hereunder nor in any way affect the validity of the whole or any part of this Agreement nor prejudice the Licensor's rights to take subsequent action.

14.     ASSIGNMENT OR TRANSFER

        This Agreement shall not be assigned by the Licensee in whole or in part, to any party without the prior written consent of the Licensor not to be unreasonably withheld.

15.     AGREEMENT

        This Agreement supersedes any arrangements, understandings, promises or licences made or existing between the parties and constitutes the entire understanding between the parties. Except as otherwise provided herein, no addition, amendment to or modification of this Agreement shall be effective unless it is in writing and signed by and on behalf of both parties.

16.     NOTICES

16.1 Any notice by either party to be given hereunder shall be delivered or sent by first class post or by facsimile transmission (such facsimile transmission notice to be confirmed by letter posted within 12 hours) to the address or to the facsimile number of the party set out below (or such other address or numbers as may have been notified) and any such notice or other document shall be deemed to have been served (if delivered) at the time of delivery (if sent by post) upon the expiration of 48 hours after posting and (if sent by facsimile transmission) upon the expiration of 12 hours after dispatch.

        Notices to Licensor:

        Address:          Jessica House, Red Lion Square,
                          191 Wandsworth High Street,
                          London, SW18 4LS
        Facsimile Number: 0181 875 9720
        Attention of:     Company Secretary


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        Notices to Licensee:

        Address:          6400 South Fiddlers Green Circle,
                          Suite 540, Englewood,
                          Colorado 80111
        Facsimile Number: 001 303 488 9705
        Attention of:     Lorine Sweeney

        The Licensee appoints Lorine Sweeney to accept service on its behalf of any suit action or proceedings arising out of or in connection with the Agreement which may be commenced pursuant to this Agreement.

17.     ANNOUNCEMENTS/PRESS RELEASES

        Save as required by law or any relevant regulatory authority, no announcement or press release concerning this Agreement shall be made by the Licensee without the prior written approval of the Licensor.

18.     COSTS

        Each of the Licensee and the Licensor shall bear its own costs incurred in the negotiation or preparations of this Agreement.

19.     HEADINGS

        The headings of the paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

20.     SEVERABILITY

        In the event that any or any part of the terms, conditions or provisions contained in this Agreement shall be determined by any competent authority to be invalid, unlawful or unenforceable to any extent such term, condition or provision shall to that extent be severed from the remaining terms, conditions and provisions which shall continue to be valid and enforceable to the fullest extent permitted by law.

21.     LAW

        The parties hereby agree that this Agreement and the provisions hereof shall be governed and construed in accordance with English Law and the parties hereby submit to the non-exclusive jurisdiction of the English courts in relation to any dispute arising in connection with the Agreement.



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        AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written

        SIGNED by                )
                                 )
        duly authorised          )
        for and on behalf of     )
        MATCH HEALTHCARE         )
        SERVICES LIMITED         )
        in the presence of:      )



        SIGNED by                )

        duly authorised          )    /s/ Lorine Sweeney
        for and on behalf of     )    President and CEO
        MPOWER SOLUTIONS INC.    )
        in the presence of:      )    /s/ Jennifer A. Scott


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                                   SCHEDULE 1

                                  The Software


        The Software consists of the Matchnet software.





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                                   SCHEDULE 2

                                   Initial Fee


1.      Initial Payment

        US $[*] on or before February 1999;

2.      Payment Terms for Balance

        US $[*] which shall be paid by applying the royalties payable pursuant to Clause 3.1.2 until such sum (together with accrued interest) has been paid in full. Thereafter the royalties shall be payable in accordance with Clause 3.1.2. If at the expiry of 18 months from the Commencement Date there is any part the US $[*] (or interest thereon) unpaid the Licensee shall forthwith pay all such sums to the Licensor by single payment.

3.      Interest

        Subject to Clause 12, interest shall accrue on all the sums referred to above at the rate of 1 per cent above LIBOR from the Commencement Date to the date of payment.



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                                   SCHEDULE 3

                                  The Territory



        The Territory is the healthcare and non-healthcare markets in the United States of America